UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2020

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-13397	22-3514823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Westbrook Corporate Center Westchester, Illinois	60154-5749
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 551-2600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On July 1, 2020, Ingredion Incorporated (“Ingredion” or the “Company”) completed its previously reported acquisition, through an unlisted U.K. subsidiary, of PureCircle Limited (“PureCircle”), a Bermuda company formerly listed on the London Stock Exchange, for a total purchase price of approximately $230,011,174 million, of which approximately $91,745,268 million will be paid in cash within fourteen days of the closing. In addition, at the closing, the Company subscribed for additional shares in the subsidiary for a cash price of approximately $130 million, which was applied to repay all outstanding debt of PureCircle. The Company will pay the cash portion of the acquisition price and paid the additional subscription amount from cash on hand. Upon the closing, PureCircle is wholly owned by Ingredion’s acquisition subsidiary, which in turn is 75%-owned by Ingredion and 25%-owned by former PureCircle shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2020	Ingredion Incorporated

	By:	/s/ Janet M. Bawcom
Janet M. Bawcom Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer